                                                                    Exhibit 10.2

                              WAIVER AND AMENDMENT

                                       TO

                             NOTE PURCHASE AGREEMENT
                         DATED AS OF SEPTEMBER 30, 2003

                                                        As of September 30, 2005

TO EACH OF THE PERSONS LISTED IN THE ATTACHED SCHEDULE 1
(EACH, A "CURRENT NOTEHOLDER")

Ladies and Gentlemen:

     Crawford & Company, a Georgia corporation (together with its successors and assigns, the "COMPANY") and Crawford & Company International, Inc., a Georgia corporation (together with its successors and assigns, the "CO-OBLIGOR" and together with the Company, the "OBLIGORS") jointly and severally agree with you as follows:

1.   NOTE ISSUANCE, ETC.

          (a) The Obligors jointly and severally issued and sold $50,000,000 aggregate principal amount of their joint and several 6.08% Senior Guarantied Notes due October 10, 2010 (the "NOTES"), pursuant to that certain Note Purchase Agreement dated as of September 30, 2003 by and among the Obligors and each of the Current Noteholders (prior to the amendments effected hereby, the "EXISTING AGREEMENT" and, immediately after giving effect to such amendments, and as may be further amended, restated or otherwise modified from time to time, the "AMENDED AGREEMENT").

          (b) The register for the registration and transfer of the Notes indicates that the Current Noteholders are currently the holders of the entire outstanding principal amount of the Notes.

2.   DEFINED TERMS.

     "COMPANY'S HEADQUARTERS' SALE/LEASEBACK TRANSACTION" means a transaction to be entered into by the Company after the Effective Date pursuant to which the Company will sell its corporate headquarters located at 5620 Glenridge Drive, Atlanta, Georgia, and contemporaneously lease property to be used as the

Company's corporate headquarters; provided, that (i) such Sale and Leaseback Transaction is consummated no later than June 30, 2006, (ii) prior to the consummation of such sale, replacement offices have been leased or purchased,
(iii) the Company receives gross cash proceeds of not less than $10,000,000 in connection with such sale, (iv) no Default or Event of Default exists immediately prior to such Sale and Leaseback Transaction or will result after giving effect to such Sale and Leaseback Transaction and (v) the terms and conditions of the lease of such property are reasonably acceptable to the Required Holders.

     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Amended Agreement.

3.   WAIVERS.

     3.1. COMPANY'S HEADQUARTERS' SALE/LEASEBACK TRANSACTION. With respect to the Company's Headquarters' Sale/Leaseback Transaction, and with respect to such proposed transaction only, the Current Noteholders hereby (i) waive the requirement set forth in Section 10.4(c)(i) of the Existing Agreement, provided, however, that the Disposition Value of the property sold in such transaction shall be included when calculating the aggregate Disposition Value of all Asset Dispositions, pursuant to Section 10.4(c)(i) and Section 10.4(c)(ii), with respect to any subsequent Asset Disposition, and (ii) agree that the lease portion of the Company's Headquarters' Sale/Leaseback Transaction shall not constitute an "Investment" under the Amended Agreement.

     3.2. WAIVER OF EVENT OF DEFAULT. The Current Noteholders hereby waive the Event of Default under the Existing Agreement arising solely by virtue of the failure by the Obligors to dissolve Brocklehursts, Inc. as required by Section
9.10 of the Existing Agreement. The Obligors acknowledge and agree that the foregoing waiver shall not waive (or be deemed to be or constitute a waiver of) any other covenant, term or provision in the Existing Agreement or the Amended Agreement, or hinder, restrict or otherwise modify the rights and remedies of the Current Noteholders and the Agent with respect to any other existing Event of Default (if any) or any future Default or Event of Default under the Amended Agreement or any other Financing Document.

4.   AMENDMENTS.

     Subject to Section 6, the Existing Agreement is amended as provided for by this Waiver and Amendment in the manner specified in Exhibit A (collectively, the "AMENDMENTS").

5.   WARRANTIES AND REPRESENTATIONS.

     To induce the Current Noteholders to enter into this Waiver and Amendment and to consent to the Amendments, the Obligors warrant and represent as follows

(it being agreed, however, that nothing in this Section 5 shall affect any of the warranties and representations previously made by the Obligors in or pursuant to the Existing Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 5, shall survive the effectiveness of the Amendments):

     5.1. ORGANIZATION; POWER AND AUTHORITY.

     Each Obligor is duly organized, validly existing and in good standing under the laws of Georgia, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to execute and deliver this Waiver and Amendment and to perform the provisions hereof.

     5.2. AUTHORIZATION, ETC.

     This Waiver and Amendment has been duly authorized by all necessary corporate action on the part of each Obligor and constitutes a legal, valid and binding obligation of each Obligor enforceable against each Obligor, jointly and severally, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by the Obligors of this Waiver and Amendment will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Obligors or any Subsidiary of the Company under, any applicable indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other applicable agreement or instrument to which the Company, the Co-Obligor or any Subsidiary of the Company, or any of their respective properties, may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Obligors or any Subsidiary of the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Obligors or any Subsidiary of the Company.

     5.4. DISCLOSURE OF DEFAULTS.

     After giving effect to this Waiver and Amendment, no event will have occurred and no condition will exist which would constitute a Default or an Event of Default under the Amended Agreement.

     5.5. FULL DISCLOSURE.

     Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Agreement nor the statements made in this Waiver and Amendment nor any other written statements furnished by or on behalf of the Obligors to the Current Noteholders in connection with the proposal and negotiation hereof, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading.

     5.6. NO MATERIAL ADVERSE CHANGE.

     Since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or any Subsidiary of the Company except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.   EFFECTIVENESS OF AMENDMENTS.

     This Waiver and Amendment shall become effective as of September 30, 2005 (the "EFFECTIVE DATE"), provided that

     (i) the Company and the Required Holders shall have indicated their written consent hereto by executing and delivering to each other counterparts hereof; and

     (ii) each Current Noteholder shall have received a fully executed copy of that certain First Amended and Restated Credit Agreement, dated as of September 30, 2005, among the Obligors, the lenders party thereto, and SunTrust Bank, as Agent.

7.   EXPENSES

     Whether or not this Waiver and Amendment becomes effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating to this Waiver and Amendment, including, but not limited to, (a) the cost of reproducing this Waiver and Amendment and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Current Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Waiver and Amendment. Nothing in this Section 7 shall be construed to limit the Company's obligations under Section 15.1 of the Existing Agreement.

8.   MISCELLANEOUS.

     8.1. EFFECT OF THIS WAIVER AND AMENDMENT.

     Except as expressly provided herein:

          (a) no terms and provisions of any agreement are modified or changed by this Waiver and Amendment;

          (b) the terms and provisions of the Existing Agreement and the Notes shall continue in full force and effect; and

          (c) each Obligor hereby acknowledges and reaffirms all of its obligations and duties under the Amended Agreement and the Notes, and by its signature on the Acknowledgment page hereto, each Guarantor hereby acknowledges and reaffirms all of its obligations and duties under the Guaranty Agreement.

     8.2. GOVERNING LAW.

     This Waiver and Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     8.3. DUPLICATE ORIGINALS; EFFECTIVENESS.

     Two or more duplicate originals of this Waiver and Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Waiver and Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

     8.4. SECTION HEADINGS.

     The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Waiver and Amendment and shall not affect the construction hereof.

     8.5. ENTIRE AGREEMENT.

     This Waiver and Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.



   [Remainder of page intentionally left blank; next page is signature page.]

     IN WITNESS WHEREOF, the undersigned have caused this Waiver and Amendment to be duly executed and delivered by their respective duly authorized officers.

                                        CRAWFORD & COMPANY


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Executive Vice President-Finance


                                        CRAWFORD & COMPANY INTERNATIONAL, INC.


                                        By: /s/ John F. Giblin
                                            ------------------------------------
                                        Name: John F. Giblin
                                        Title: Executive Vice President-Finance

                    [Signature Page to Waiver and Amendment]

CURRENT NOTEHOLDERS:

The foregoing is hereby agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By: /s/ Billy Greer
    ---------------------------------
Name: Billy Greer
Title: Senior Vice President


PRUCO LIFE INSURANCE COMPANY


By: Billy Greer
    ---------------------------------
Name: Billy Greer
Title: Assistant Vice President


PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY


By: /s/ Billy Greer
    ---------------------------------
Name: Billy Greer
Title: Assistant Vice President


RGA REINSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY

BY: PRUDENTIAL PRIVATE PLACEMENT
    INVESTORS, L.P., AS INVESTMENT
    ADVISOR

BY: PRUDENTIAL PRIVATE PLACEMENT
    INVESTORS, INC., GENERAL PARTNER


By: /s/ Billy Greer
    ---------------------------------
Name: Billy Greer
Title: Senior Vice President

                    [Signature Page to Waiver and Amendment]

                               ACKNOWLEDGMENT PAGE

Each of the undersigned consents to the execution and delivery of this Waiver and Amendment by the Obligors and reaffirms its obligations under the Guaranty
Agreement:

CALESCO, INC.
CRAWFORD & COMPANY OF NEW YORK, INC.
CRAWFORD LEASING SERVICES, INC.
RISK SCIENCES GROUP, INC.
THE GARDEN CITY GROUP, INC.
THE PRISM NETWORK, INC.
CRAWFORD & COMPANY HEALTHCARE MANAGEMENT, INC.
CRAWFORD-THG, INC.
QIRRA CUSTOM SOFTWARE, INC.
BROCKLEHURST MILLER, INC.
BROCKLEHURST, INC.


By: /s/ John F. Giblin
    ---------------------------------
Name: John F. Giblin
Title: Executive Vice President-Finance

CRAWFORD & COMPANY L.P.

By: Crawford & Company, its General
    Partner


By: /s/ John F. Giblin
    ---------------------------------
Name: John F. Giblin
Title: Executive Vice President-Finance

                    [Signature Page to Waiver and Amendment]

CRAWFORD & COMPANY EMPLOYMENT
   SERVICES, INC.


By: /s/ Matt C. Wilkinson
    ---------------------------------
Name: Matt C. Wilkinson
Title: President

                    [Signature Page to Waiver and Amendment]

CRAWFORD & COMPANY OF FLORIDA


By: /s/ Henry Taylor
    ---------------------------------
Name: Henry Taylor
Title: President

                    [Signature Page to Waiver and Amendment]

CRAWFORD & COMPANY OF ILLINOIS


By: /s/ Joseph P. Rainey
    ---------------------------------
Name: Joseph P. Rainey
Title: President

                    [Signature Page to Waiver and Amendment]

CRAWFORD & COMPANY OF CALIFORNIA


By: /s/ Peggy Gillick Branstetter
    ---------------------------------
Name: Peggy Gillick Branstetter
Title: Secretary

                    [Signature Page to Waiver and Amendment]

CRAWFORD HEALTHCARE MANAGEMENT
   OF NORFOLK AND BALTIMORE, INC.


By: /s/ William L. Beach
    ---------------------------------
Name: William L. Beach
Title: Vice President & Secretary

                    [Signature Page to Waiver and Amendment]

CRAWFORD INVESTIGATION SERVICES, INC.


By: /s/ Benjamin L. Wilkerson
    ---------------------------------
Name: Benjamin L. Wilkerson
Title: President

                    [Signature Page to Waiver and Amendment]

                                    EXHIBIT A

1. AMENDMENT TO SECTION 10.5 OF THE EXISTING AGREEMENT. Section 10.5 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

     10.5. LEVERAGE RATIO.

     The Issuers will not, as of the last day of the fiscal quarter of the Company ending on (or closest to) each date specified below, permit the ratio of Consolidated Funded Debt outstanding on such day to Consolidated EBITDA for the four consecutive fiscal quarter period ending on such day to be greater than the ratio set forth below opposite such date:

                Fiscal Quarter Ending Dates                      Ratio
                ---------------------------                  ------------
September 30, 2003, December 31, 2003, March 31, 2004 and    2.75 to 1.00
June 30, 2004

September 30, 2004, December 31, 2004, March 31, 2005 and    2.50 to 1.00
June 30, 2005

September 30, 2005, December 31, 2005, March 31, 2006 and    2.75 to 1.00
June 30, 2006

September 30, 2006, December 31, 2006, March 31, 2007 and    2.50 to 1.00
June 30, 2007

September 30, 2007 and the last day of each fiscal quarter   2.25 to 1.00
of the Company thereafter

2. AMENDMENT TO SECTION 10.6 OF THE EXISTING AGREEMENT. Section 10.6 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

     10.6. FIXED CHARGES COVERAGE RATIO.

     (a) The Issuers will not, as of the last day of the fiscal quarter of the Company ending on (or closest to) each date specified below, permit the ratio of Consolidated EBITR for the period of four fiscal quarters ending on such day to Fixed Charges for such period to be less than the ratio set forth below opposite such date:


                                  Schedule 1-1

                Fiscal Quarter Ending Dates                     Ratio
                ---------------------------                 ------------
September 30, 2003, December 31, 2003, March 31, 2004 and   1.25 to 1.00
June 30, 2004

September 30, 2004, December 31, 2004, March 31, 2005 and   1.75 to 1.00
June 30, 2005

     (b) The Issuers will not, as of the last day of the fiscal quarter of the Company ending on (or closest to) each date specified below, permit the Fixed Charges Coverage Ratio to be less than the ratio set forth below opposite such date:

                Fiscal Quarter Ending Dates                     Ratio
                ---------------------------                 ------------
September 30, 2005, December 31, 2005, March 31, 2006,      1.50 to 1.00
June 30, 2006, September 30, 2006, December 31, 2006,
March 31, 2007, June 30, 2007 and September 30, 2007

December 31, 2007 and the last day of each fiscal quarter   1.75 to 1.00
of the Company thereafter

3. AMENDMENT TO SECTION 10.7 OF THE EXISTING AGREEMENT. Section 10.7 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

     10.7. CONSOLIDATED NET WORTH.

     The Issuers will not, as of the last day of each fiscal quarter of the Company commencing with the fiscal quarter ending September 30, 2005, permit Consolidated Net Worth to be less than the sum of (a) $167,260,000 plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) accrued after June 30, 2005 plus (c) to the extent, but only to the extent that such aggregate amount was not included in the computation of Consolidated Net Worth for such period, 100% of the net proceeds received from the sale, pursuant to an effective registration statement, of the Company's capital stock (an "EQUITY OFFERING"); provided, that the net proceeds of an Equity Offering of a debt Security that is convertible into or exchangeable for capital stock of the Company or a debt Security that is issued with a warrant or other instrument to


                                  Schedule 1-2
purchase capital stock of the Company shall not be required to be added under this clause (c) unless and until such debt Security is converted into or exchanged for, or such warrant or other instrument is exercised for, capital stock of the Company. For purposes of determining Consolidated Net Worth on any date after June 30, 2005, (A) any non-cash adjustment after June 30, 2005 (whether such adjustment is an increase or decrease) to shareholders' investment related to pension fund liabilities, (B) any non-cash adjustment after June 30, 2005 (whether such adjustment is an increase or decrease) to shareholders' investment related to goodwill and (C) any non-cash adjustment after June 30, 2005 (whether such adjustment is an increase or decrease) to shareholders' investment related to foreign currency translations shall, in each case, be excluded.

4. AMENDMENT TO SECTION 10.10 (A) OF THE EXISTING AGREEMENT.

A new last sentence is hereby added to Section 10.10(a) to read as follows:
"Notwithstanding the foregoing, the Company may, during Fiscal Year 2006, make Restricted Payments in an aggregate amount not to exceed the sum of (x) 100% of Consolidated Net Income (if greater than $0) earned during Fiscal Year 2005 plus
(y) $4,000,000."

5. AMENDMENTS TO SCHEDULE B OF THE EXISTING AGREEMENT. Schedule B of the Existing Agreement is hereby amended as follows:

     5.1. The definition of "Consolidated Net Worth" is hereby amended and restated in its entirety to read as follows:

          "CONSOLIDATED NET WORTH" means, as of any date, the total shareholders' equity of the Company and each Consolidated Subsidiary of the Company that would be reflected on the Company's consolidated balance sheet as of such date prepared in accordance with GAAP.

     5.2. The definition of "Fixed Charges Coverage Ratio" is hereby amended and restated in its entirety to read as follows:

          "FIXED CHARGES COVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated EBITDAR for the period of four consecutive fiscal quarters ending on such day to (b) Fixed Charges for such period.

     5.3. The following new definition is hereby added in the appropriate alphabetical order:

          "CONSOLIDATED EBITDAR" means, for any period, the sum of:


                                  Schedule 1-3

          (a) Consolidated Net Income for such period; plus

          (b) to the extent, and only to the extent, that such amount was deducted in the computation of Consolidated Net Income for such period, the amount of:

               (i) Consolidated Interest Expense for such period;

               (ii) income tax expense, depreciation expense and amortization expense of the Issuers and their Consolidated Subsidiaries, in each case, for such period;

               (iii) Consolidated Lease Expense for such period; and

               (iv) other non-cash charges as approved by the Required Holders (including, if so approved, non-cash charges for such period taken for the impairment of goodwill in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" issued by the Financial Accounting Standards Board) minus

          (c) all software costs that are capitalized in respect of such period (other than software purchased or acquired from software vendors),

     in each case determined on a consolidated basis in accordance with GAAP for such period.


                                  Schedule 1-4